Exhibit 23.2

CONSENT OF MCCARTHY TÉTRAULT LLP

Re: IMAX Corporation — Filing of Form S-3

The undersigned hereby consents to the filing of our opinion, addressed to, among others, IMAX Corporation, as an exhibit to the Registration Statement of IMAX Corporation on Form S-3.

Date: February 21, 2014

McCarthy Tétrault LLP

By:	/s/ Wendi A. Locke
Wendi A. Locke